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                                                                    EXHIBIT 99.2

                   Levitt Corporation Reports Record Earnings
                             For First Quarter 2004

                        NET INCOME $13.1 MILLION, UP 296%
                          PRE-TAX INCOME INCREASED 296%
                        EARNINGS PER SHARE $0.87, UP 295%
                           UNIT BACKLOG INCREASED 94%

FORT LAUDERDALE, Florida - April 28, 2004 - Levitt Corporation (NYSE: LEV) today reported first quarter 2004 net income of $13.1 million, an increase of 296%, up from $3.3 million earned in the first quarter of 2003. First quarter diluted earnings per share rose 295% to $0.87, up from $0.22 in the first quarter of 2003.

         Chairman of the Board and Chief Executive Officer Alan B. Levan commented, "The first quarter of 2004 begins the 75th anniversary of Levitt's homebuilding business and the record results clearly live up to the standards of the Levitt legacy. Levitt has delivered extraordinary growth, exceptional performance and an all-time high backlog.

         "Levitt Corporation generated impressive results throughout the organization. Total revenues for the first quarter 2004 increased 86% to $99.5 million vs. $53.4 million in the comparable 2003 quarter. Pre-tax income for the first quarter 2004 increased 296% to $21.3 million vs. $5.4 million in the comparable 2003 quarter.

ADDITIONAL ACCOMPLISHMENTS AND HIGHLIGHTS INCLUDE:

LEVITT AND SONS(TM):

         "Levitt and Sons(TM) experienced a robust quarter and delivered strong results in both its active adult and family communities. Levitt and Sons(TM) delivered a record 341 units in the first quarter 2004 vs. 162 units in the comparable 2003 quarter, an increase of 110%. Construction starts rose 187% to 701 in the first quarter 2004 vs. 244 in the comparable 2003 period. The value


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of new sales contracts grew 28% to $130.1 million in the first quarter 2004 vs.
$101.4 million in the comparable 2003 period. Levitt and Sons(TM) backlog of homes under contract increased 94% to 2,186 units at March 31, 2004 vs. 1,129 units at March 31, 2003, representing $510.2 million of sales at March 31, 2004 vs. $231.3 million at March 31, 2003, an increase of 121%.

         "In addition to achieving outstanding results in the quarter, Levitt and Sons(TM) also continued planning for future growth. Levitt and Sons(TM) currently anticipates acquiring land for eight new communities in the next ten months in Florida, including five that will replace existing developments which are nearing sellout. Further, Levitt and Sons(TM) is commencing operations in the greater Jacksonville, Florida market and plans to open its first active adult community in the area in early 2005. Other sites in the Jacksonville area are also under consideration for active adult communities. As part of our strategy to extend Levitt and Sons(TM) into markets outside Florida, we have established operations in Atlanta, Georgia and anticipate opening our first active adult community in that market in 2005.

CORE COMMUNITIES:

         "Core Communities delivered an outstanding quarter while transitioning its focus from its ST. LUCIE WEST development to its newest master-planned community- TRADITION. Total revenues for Core Communities rose 62% to $19.3 million vs. $11.9 million in the comparable 2003 quarter. Net income grew 151% to $5.6 million vs. $2.2 million in the comparable 2003 quarter. Acres sold increased 116% to 294 vs. 136 in the comparable 2003 period.

         "Core Communities continues to develop the best-selling community on Florida's Treasure Coast - St. Lucie West. Based on rankings by Robert Charles Lesser & Co., LLC, St. Lucie West was recognized as the 6th best-selling master-planned community in the United States in 2003. During the quarter, Core Communities finalized an agreement with the New York Mets/St. Lucie Mets organization to re-brand the Thomas J. White Stadium in St. Lucie West, `Tradition Field.' The agreement provides Core Communities with extensive


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marketing reach throughout the New York metropolitan area. In addition, Core
Communities became a corporate investor in Enterprise Florida, the state's public/private partnership for economic development. The move is expected to give Core Communities a national presence with businesses interested in relocation or expansion in St. Lucie County. During the first quarter, Core Communities was also prominently featured in one of Florida's premiere business news publication, Florida Trend's Economic Outlook 2004.

         "With only about 140 acres out of the original 4,600 acres remaining in St. Lucie West, Core Communities has transitioned its focus to Tradition. Tradition, currently planned to comprise 9,000 acres, is immediately adjacent to St. Lucie West and will have five miles of direct frontage on Interstate 95. Sales and home building by DiVosta Homes (a subsidiary of Pulte Homes, Inc.) and Hanover Homes are currently taking place at Tradition. Further, Centerline Homes acquired 8 acres, Transeastern Homes acquired 109 acres, and Homes by Kennedy acquired 157 acres, and home sales from those builders are anticipated to begin during late spring or early summer of this year.

LEVITT CORPORATION:

         "In April 2004, Levitt Corporation sold 5,000,000 shares of its Class A Common Stock at a price of $24.50 per share in an underwritten public offering. The shares sold by Levitt Corporation raised net proceeds of approximately $115 million after underwriting discounts and commissions and expenses. We intend to use the proceeds of the offering to fund the operations and growth of our subsidiaries, to repay indebtedness, and for general corporate purposes. The managing underwriters of the offering were Friedman, Billings, Ramsey & Co., Inc., Raymond James & Associates, Inc. and BB&T Capital Markets, a division of Scott & Stringfellow, Inc.

         "On April 28, 2004, Levitt Corporation announced it had expanded operations into the mid-South region of the United States through the acquisition of Bowden Building Corporation, a homebuilder headquartered in Memphis, Tennessee and doing business as Bowden Homes. Bowden Homes has been the largest homebuilder in Memphis and its surrounding metropolitan area for six consecutive years. Bowden's 33-year reputation of integrity is a perfect


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addition to the Levitt legacy. The acquisition, which is anticipated to be accretive, furthers our strategy to extend Levitt's active adult and family residential product into markets beyond our current footprint in Florida, with minimal impact on our ongoing operations."

* Additional information regarding the Bowden Homes acquisition is available in the press release issued Wednesday, April 28, 2004, which is located at the `Press Room' section on the Levitt Corporation website:
     WWW.LEVITTCORPORATION.COM."

                                     ******

                              FINANCIAL HIGHLIGHTS
                       LEVITT CORPORATION (CONSOLIDATED):

               FIRST QUARTER, 2004 COMPARED TO FIRST QUARTER, 2003

o        Revenues of $99.5 million vs. $53.4 million, an increase of 86%.

o        Pre-tax income of $21.3 million vs. $5.4 million, an increase of 296%.

o        Net income of $13.1 million vs. $3.3 million, an increase of 296%.

o        Backlog of 2,186 units vs. 1,129 units, an increase of 94%.

o        Backlog of $510.2 million vs. $231.3 million, an increase of 121%.

o        Homes delivered of 341 units vs. 162 units, an increase of 110%.

o        Construction starts of 701 units vs. 244 units, an increase of 187%.

o New sales contracts of $130.1 million vs. $101.4 million, an increase of 28%.

o        Margin from consolidated operations was 29.3%.

o        Margin from homebuilding operations was 21.9%.

o        Margin from land development operations was 58.8%.

o        Return on average equity for the quarter was 39.6%.

o Diluted earnings per share rose to $0.87 vs. $0.22, an increase of 295%.

o        Book value per common share of $9.33 vs. $7.51, an increase of 24%.


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Levitt Corporation will host an investor and media teleconference call and webcast discussing its earnings results for the first quarter of 2004, on Thursday, April 29, 2004 at 9:00 a.m. Eastern Time.

TELECONFERENCE CALL INFORMATION:

To access the teleconference call in the U.S. and Canada, the toll free number to call is 1-800-991-2309. International calls may be placed to 706-643-1854. Domestic and international callers may reference PIN number 6777895.

A replay of the conference call will be available beginning two hours after the call's completion through 5:00 p.m., May 27, 2004. To access the replay option in the U.S. and Canada, the toll free number to call is 1-800-642-1687. International calls for the replay may be placed at 706-645-9291. The replay digital PIN number for both domestic and international calls is: 6777895.

WEBCAST INFORMATION:

Alternatively, individuals may listen to the live and/or archived Webcast of the teleconference call. To listen to the live and/or archived Webcast of the teleconference call, visit WWW.LEVITTCORPORATION.COM, access the "Investor Relations" section and click on the "Webcast" navigation link. The archive of the teleconference call will be available through 5:00 p.m., May 27, 2004.

Levitt Corporation's first quarter, 2004 earnings results press release and financial summary are available on Levitt Corporation's website:
WWW.LEVITTCORPORATION.COM.


         o  To view this press release online, access the "Press Room."

         o To view the financial summary, access the "Investor Relations" section and click on the "Financial Statements" navigation link.

Copies of Levitt Corporation's first quarter, 2004 earnings results press release and financial summary, and the supplemental financials will also be made available upon request via fax, email, or Postal Service mail, by contacting Levitt Corporation's Investor Relations department using the contact information listed below.



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*    To receive future news releases or announcements directly via Email, please click on the Email Broadcast Sign Up button on: WWW.LEVITTCORPORATION.COM


LEVITT CORPORATION CONTACT INFO:

INVESTOR RELATIONS:

Leo Hinkley, Investor Relations Manager
Phone: (954) 760-5222
Fax: (954) 760-5415
Email: INVESTORRELATIONS@LEVITTCORPORATION.COM
Mailing Address: Levitt Corporation, Investor Relations,
1750 East Sunrise Blvd., Fort Lauderdale, FL 33304

CORPORATE COMMUNICATIONS:
Sharon Lyn, Corporate Communications Manager
Phone: (954) 760-5402
Fax: (954) 760-5415
Email: CORPCOMM@LEVITTCORPORATION.COM

PUBLIC RELATIONS:
Hattie Harvey, Public Relations Manager
Phone: (954) 760-5383
Fax: (954) 760-5108
Email: HHARVEY@LEVITTCORPORATION.COM

RBB PUBLIC RELATIONS:
Lisa Ross
Phone: (305) 448-7457
Fax: (305) 448-5027
Email: LISA.ROSS@RBBPR.COM

ABOUT LEVITT CORPORATION:

LEVITT CORPORATION, the parent company of Levitt and Sons (TM) and Core Communities, develops single-family homes and master-planned communities.

LEVITT AND SONS (TM), America's first builder of planned suburban communities, is best known for creating New York's Levittown, Long Island and Levittown, PA.


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After building approximately 200,000 homes in 75 years, Levitt and Sons (TM)
currently develops single and multi-family homes for active adults and families.

CORE COMMUNITIES develops master-planned communities in Florida, including its original and best known, St. Lucie West. St. Lucie West, the fastest growing community on Florida's Treasure Coast for the last 7 years, is a 4,600-acre community with over 5,000 built and occupied homes, 150 businesses employing 5,000 people and a university campus. Core Communities' newest master-planned community is "Tradition." Now under development on Florida's Treasure Coast in St. Lucie County, Tradition will feature 15,000 residences, a commercial town center and a world-class corporate park.

BLUEGREEN CORPORATION engages in the acquisition, development, marketing and sale of drive-to-vacation resorts, golf communities and residential land. The Company's resorts are located in a variety of popular vacation destinations including the Smoky Mountains of Tennessee; Myrtle Beach and Charleston, South Carolina; Branson, Missouri; Wisconsin Dells and Gordonsville, Wisconsin; Aruba and throughout Florida. Bluegreen Corp.'s land operations are predominantly located in the Southeastern and Southwestern United States. Levitt Corporation holds an approximate 37% ownership in Bluegreen Corporation.

BOWDEN HOMES - "A LEVITT COMPANY"
Founded in 1971 and acquired by Levitt Corporation in April 2004, Bowden Homes has been the largest home builder in Memphis and its surrounding metropolitan area for six consecutive years. Bowden Homes focuses on building distinctively featured family housing in the Memphis and north Mississippi areas, and is the only mid-south home builder that offers an exclusive design center.

FOR FURTHER INFORMATION, PLEASE VISIT OUR WEBSITES:

WWW.LEVITTCORPORATION.COM
WWW.LEVITTANDSONS.COM
WWW.CORECOMMUNITIES.COM
WWW.BLUEGREEN-CORP.COM
WWW.BOWDENHOMES.COM



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Except for historical information contained herein, the matters discussed in this press release contain forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that involve substantial risks and uncertainties. When used in this press release and in any documents incorporated by reference herein, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify certain of such forward-looking statements. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of Levitt Corporation ("the Company") and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company's control. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, the market for real estate generally and in the areas where the Company has developments, the availability and price of land suitable for development, materials prices, labor costs, interest rates, environmental factors and governmental regulations; and the Company's success at managing the risks involved in the foregoing. Further, this press release contains forward-looking statements associated with the acquisition of Bowden Homes, which is subject to risks and uncertainties, including the risks that the future financial and operating performance of Bowden Homes will not be as advantageous as expected, that the acquisition will not be accretive to the earnings of Levitt Corporation, and that the valuation of Bowden Homes for purchase accounting treatment may result in future impairment charges. In addition to the risks and factors identified above, reference is also made to other risks and factors detailed in reports filed with the Securities and Exchange Commission. Levitt Corporation cautions that the foregoing factors are not exclusive.





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